UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2005

MONOGRAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	000-30369	94-3234479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Oyster Point Blvd. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 6, 2005, Monogram Biosciences, Inc., formerly known as ViroLogic, Inc. (the “Company”), issued 554,443 shares of its common stock to a holder of one of the Company’s warrants upon the net exercise of the warrant by that holder. The Company received no additional consideration in connection with such issuance. For this issuance, the Company relied on the exemption provided by Section 4(2) of the Securities Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to Item 8.01 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

Item 8.01. Other Events.

Effective September 6, 2005 at 4:01 p.m. Eastern Daylight Time, the Company changed its corporate name from ViroLogic, Inc. to Monogram Biosciences, Inc. Further, effective January 7, 2005, the Company changed the trading symbol for its common stock on the NASDAQ Stock Market from “VLGC” to “MGRM.” The trading symbol for the Company’s contingent value rights, which are quoted on the OTC Bulletin Board, was subsequently changed by the OTC Bulletin Board from “VLGCR.OB” to “MGRMR.OB.”

The Company effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which a wholly owned subsidiary of the Company merged with and into the Company (the “Merger”). A copy of the Certificate of Ownership and Merger is filed herewith as Exhibit 3.1. The Company is the surviving corporation in the Merger. The Certificate of Ownership and Merger amended the Company’s Amended and Restated Certificate of Incorporation to reflect the change in corporate name. In addition, as a result of the corporate name change, the Company revised its specimen common stock certificate, a copy of which is filed herewith as Exhibit 4.1.

On September 6, 2005 the Company issued a press release entitled “ViroLogic Changes its Name to Monogram Biosciences,” which is furnished herewith as Exhibit 99.1.

The Company believes that its corporate name change may cause delay in the collection of receivables from health care payors. Billing for laboratory services, like those provided by the Company, is complex. Laboratories must bill various payors, such as Medicare, Medicaid, insurance companies, doctors, employer groups and patients, all of whom have different requirements. The Company will be required to notify these payors of its name change. Difficulties or delays in providing proper notice of the Company’s name change, in the processing of the name change by the payors, or errors by the payors in providing payment to the Company as a result of the name change could impair the Company’s cash flow. Impairment in cash flow could ultimately reduce profitability if the Company is required to record bad debt expense and/or contractual adjustments for these receivables.

This Current Report and exhibit 99.1 furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act, as amended, regarding the anticipated impact of the Company’s corporate name change. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. More information about the Company and the risks and uncertainties related to it is detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2004 and subsequent quarterly reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission. The Company cannot guarantee any future results, levels of achievement or performance. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Ownership and Merger of registrant. (1)

4.1	Specimen common stock certificate of registrant. (1)

99.1	Press Release dated September 6, 2005. (2)

(1)	Pursuant to General Instruction B(2) of Form 8-K, Exhibits 3.1 and 4.1 shall be deemed “filed” for the purposes of Section 18 of the Exchange Act.
(2)	Pursuant to General Instruction B(2) of Form 8-K, Exhibit 99.1 shall be deemed furnished, and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

	By:	/s/ Kathy L. Hibbs
Date: September 7, 2005		Kathy L. Hibbs
Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Certificate of Ownership and Merger of registrant. (1)

4.1	Specimen common stock certificate of registrant. (1)

99.1	Press Release dated September 6, 2005. (2)

(1)	Pursuant to General Instruction B(2) of Form 8-K, Exhibits 3.1 and 4.1 shall be deemed “filed” for the purposes of Section 18 of the Exchange Act.
(2)	Pursuant to General Instruction B(2) of Form 8-K, Exhibit 99.1 shall be deemed furnished, and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.